UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Gabelli Global Deal Fund

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8195443
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

One Corporate Center
Rye, New York	10580 – 1422
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-138141

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be So Registered	Each Class is to be Registered

Common Shares of Beneficial Interest	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-138141 and 811-21969), as filed electronically with the Securities and Exchange Commission (the "Commission") on October 23, 2006 (Accession No. 0001341004-06-002833) ("Registration Statement on Form N-2"), as amended by Pre-effective Amendments No. 1, No. 2, and No. 3 to the Registration Statement as filed with the Commission on December 13, 2006, December 18, 2006 and December 27, 2006, respectively (Accession No. 0001341004-06-003484, 0001341004-06-003519 and 0000950123-06-015587, respectively). Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI GLOBAL DEAL FUND

	By:	/s/ Bruce N. Alpert
	Name:	Bruce N. Alpert
	Title:	President

Date: January 23, 2007

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